Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-214072) pertaining to the Advanced Disposal Waste Holdings Corp. 2012 Stock Incentive Plan and the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan of Advanced Disposal Services, Inc. of our report dated February 24, 2017, with respect to the consolidated financial statements of Advanced Disposal Services, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Jacksonville, FL
February 24, 2017